UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 29, 2024

R F INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

16868 Via Del Campo Court, Suite 200 San Diego, CA 92127 (Address of Principal Executive Offices, including Zip Code) (858) 549-6340 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 29, 2024, RF Industries, Ltd., a Nevada corporation (the “Company”) entered into Amendment No. 3 to Loan Agreement (“Loan Amendment No. 3”), effective as of February 29, 2024, with Bank of America, N.A. (the “Bank”), amending that certain Loan Agreement, dated as of February 25, 2022, between the Company and the Bank (as amended, the “Loan Agreement”), under which the Bank provided the Company with a $17 million term loan (the “Term Loan”) and a $3 million revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan, the “Credit Facility”). Loan Amendment No. 3, among other matters, defers the requirement that the Company make an additional principal payment of $1.0 million on the Term Loan, from March 1, 2024, as was required under Amendment No. 2 to the Loan Agreement, entered into between the Company and the Bank on January 26, 2024 (“Loan Amendment No. 2”), to April 1, 2024. Further, Loan Amendment No. 3 reduces the additional fee the Company is required to pay the Bank on March 2, 2024 from 1% of the collective outstanding principal balances of the Revolving Credit Facility and Term Loan as of March 1, 2024 as required under Loan Amendment No. 2, to 0.50% of the collective outstanding principal balances of the Revolving Credit Facility and Term Loan as of March 1, 2024. Additionally, Loan Amendment No. 3 requires the Company to pay the Bank a fee equal to 0.50% of the collective outstanding principal balances of the Revolving Credit Facility and Term Loan as of March 1, 2024, if the Credit Facility is not repaid in full on or before April 2, 2024 (the “April 2024 Fee”). The April 2024 Fee, if applicable, will be due on April 2, 2024. Under Loan Amendment No. 3, the Company must continue to maintain liquidity of at least $2.0 million and pay the current remaining outstanding balance of $500,000 on the Revolving Credit Facility by March 1, 2024, as required under Loan Amendment No. 2.

The foregoing description of Loan Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Loan Amendment No. 3, a copy of which is filed as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Loan Agreement, dated February 29, 2024, between Bank of America, N.A. and RF Industries, Ltd.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF INDUSTRIES, LTD.

March 1, 2024	By: /s/ Peter Yin Peter Yin Chief Financial Officer